EXHIBIT 4(m)

                        AGREEMENT FOR PURCHASE AND SALE
                        -------------------------------

         THIS AGREEMENT is entered into by ROYAL PALM BEACH COLONY LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and TCR SFA APARTMENTS, INC., a Texas corporation ("Buyer"). The "Effective Date" of this Agreement is the date on which the last party has signed this Agreement and delivered a fully executed original to the other party.

                                  BACKGROUND:
                                  -----------

         Seller is currently the owner of that certain property located in the Village of Royal Palm Beach in Palm Beach County, Florida, containing approximately 21.8 acres, together with the abandoned Crestwood Boulevard right-of-way, all of which is more particularly described in Exhibit "A" attached hereto and made a part hereof ("Property"). The parties to this Agreement have agreed to the sale and purchase of the Property on the terms and conditions which are set forth in this document.

                                   AGREEMENT:
                                   ----------

         1.00 Purchase and Sale.
              ------------------

         Subject to all of the terms and conditions of this Agreement, the Seller will sell to the Buyer and the Buyer will purchase from the Seller the Property, together with all appurtenances, rights, easements, and rights of way incident thereto and together with all state, municipal and county development, utility, impact and other fees paid by Seller relating to the Property ("Governmental Fees") as more particularly described herein.

         2.00 Purchase Price.
              ---------------

         The purchase price to be paid by the Buyer to the Seller for the Property is $2,040,000 ("Purchase Price"). The Purchase Price shall be payable as hereinafter described.

         If, in connection with the site plan submission and approval process described in Paragraph 4.01 hereof, the Buyer is unable to obtain an approved site plan for at least 272 rental apartment units, then the Purchase Price shall be reduced by the sum of $7,500 for each unit under 272 units which is not on the approved site plan. However, if the number of approved units is less than 250 units, then the Buyer shall, in its sole discretion, either acquire the property for a purchase price based upon 250 units (i.e. $1,875,000), or terminated this Agreement, whereupon the Escrow Agent shall refund any deposits placed hereunder to the Buyer and the parties shall be relieved of all further obligations and liabilities hereunder.

         2.01 Deposit.
              --------

         Within 2 days of the Effective Date, the Buyer shall deposit with Broad and Cassel ("Escrow Agent") the sum of $50,000 ("First Deposit") which shall be invested in an interest bearing account selected by Buyer. Upon receipt of final, unappealable site plan approval from the Village of royal Palm Beach for a minimum of 250 apartment units, Buyer shall deposit an additional $50,000 ("Second Deposit") with Escrow Agreement and Escrow Agent shall hold the second deposit upon the same terms as the First Deposit. The First Deposit, the Second Deposit and the deposit described in Paragraph 6.0 are collectively referred to as the "Deposit". The disposition of the Deposit shall be in accordance with the terms and conditions of this Agreement. Upon closing, interest shall be paid to the Buyer.

         2.02 Payment of Purchase Price.
              --------------------------

         At the time of closing, the Buyer will pay to Seller by cashier's check or by wire transfer of funds the Purchase Price as adjusted for prorations and adjustments as set forth in this Agreement. Upon closing, the Escrow Agent will return the Deposit to the Buyer.

         3.00 Title and Title Insurance.
              --------------------------

         Within twenty (20) days from the Effective Date the Buyer shall obtain a commitment for an ALTA Form B owner's title insurance policy issued by a title insurance company reasonably acceptable to Buyer. The title insurance commitment shall have a date subsequent to the Effective Date and shall show that title to the Property is good and marketable and insurable subject to no liens, encumbrances, exceptions or qualifications which would preclude the Buyer, in its sole discretion, from constructing and developing a rental apartment community upon the Property. The Buyer shall have fifteen (15) days from receipt of the commitment in which to examine the condition of title. If the Buyer fails to provide the Seller with written notice of specific defects which make title to the Property other than as required by this paragraph within the fifteen (15) day period, then, for all purposes of this Agreement, the Buyer shall be deemed to have accepted title in the condition described in the commitment. Any title exceptions which are not objected to within the fifteen (15) day period shall be deemed to be permitted exceptions.

         If the Buyer timely notifies the Seller that title does not satisfy the requirements of this paragraph, then the Seller agrees to use reasonable diligence to make title good, marketable and insurable, for which purpose the Seller shall have a reasonable time but in no event more than one hundred twenty
(120) days from the receipt of the Buyer's written notice that title is unacceptable. After reasonable diligence on the part of the Seller, if title is not rendered as required by this paragraph, then at the end of the one hundred twenty (120) day period any money deposited by the Buyer at the election of Buyer, shall be returned to Buyer, this Agreement shall be terminated and all parties hereto shall be released from any and all obligations and liabilities hereunder. At any time prior to such termination, the Buyer may elect by written notice to the Seller to waive any defects in title, in which event the closing shall take place pursuant to this Agreement without any abatement in price. The obligation of the Seller to cure title defects shall include an obligation to expend money (but not in excess of $5,000.00) but not to commence and pursue litigation.

         4.00 Investigation Period.
              ---------------------

         a. Commencing on the Effective Date, the Buyer shall have sixty (60) days ("Investigation Period") in which to determine that the Property can be improved with a rental apartment project pursuant to a plan feasible and satisfactory to the Buyer in its sole discretion (the "Intended Improvements"). The inclusion of the Investigation Period in this Agreement shall not in any manner alter, modify or limit the conditions precedent to closing set forth in Paragraph 5.00 hereof or Seller's Warranties set forth in Paragraph 10.00 hereof. Seller acknowledges that Buyer will be expending funds during the Investigation Period, and that such expenditures constitute full and valuable consideration for this Agreement and the Investigation Period.

         b. Among other things, during the Investigation Period the Buyer shall review the (i) adequacy of utility service which is or will be made available to a boundary of the Property; (ii) impact fees and other charges which will be incurred in connection with the development of the Property, including sewer and water connection fees; (iii) soil conditions; (iv) market surveys relating to the need for Buyer's intended improvement in the area of the Property; and (v) any such other items as Buyer may deem pertinent. During the Investigation Period, Seller shall provide Buyer and its agents with access to the Property and Buyer shall be permitted to clear the Property as necessary for survey purposes and soil borings.

         c. The Buyer hereby indemnifies and holds the Seller harmless from any damage, loss, cost or expense including, but not limited to, attorneys' fees and costs incurred by the Seller as a result of the negligence, recklessness or willful misconduct of any of Buyer's agents or employees who enter the Property. Prior to entering onto the Property, Buyer shall provide Seller with evidence of liability insurance coverage reasonably satisfactory to Seller.

         Buyer shall have no indemnification obligation or other liability for, or in connection with any claims arising from pre-existing conditions on or under the Property, or those arising from the presence, discovery, or disturbance of "Hazardous Substances" as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act. 42 U.S.C. ss. 96-0 et seq. and the regulations promulgated thereunder (as amended from time to time) and shall include oil and oil waste as those terms are defined in the Clean Water Act, 33 U.S.C. ss1251 et seq. and the regulations promulgated thereunder (as amended from time to time), the Resource, Conservation and Recovery Act, 42 U.S.C.ss6901 et seq. and the Florida Resource Recovery and Management Act, Florida Statutes ss403.70-403.73, each as amended from time to time and shall include any other elements or compounds contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") and the list of toxic pollutants designated by Congress or the EPA as defined by any other Federal, State or local statute, law, ordinance, code, rule, regulation, order or decree relating to standards of conduct concerning any toxic or dangerous waste or substance.

         d. Within fifteen (15) days after the Effective Date, Seller agrees to provide Buyer with copies of all documents in Seller's possession pertaining to the Property and the proposed development thereof, if any, including , but not limited to, surveys, site plans, proposed governmental regulations, agreements relating to school, water, sewer, road and recreational impact fees, association documents, developers agreements (whether recorded or not), and any other document in Seller's possession or in the possession of any of Seller employees, agents or independent contractors, if any.

         e. If for any reason the Buyer, in its sole discretion, determines during the Investigation Period that the Intended Improvements cannot be built on the Property, then no later than 6:00 p.m. on the last day of the Investigation Period, the Buyer shall, in writing, notify the Seller that it has elected not to proceed and thereupon the Deposit shall be returned to the Buyer and the parties hereto shall be relieved of all liabilities and obligations under this Agreement. In the event, Buyer fails to notify Seller in writing prior to the expiration of the Investigation Period, Buyer shall be deemed to have elected to proceed. If Buyer elects not to proceed, it will provide Seller with copies of surveys, soil tests and third party market studies, if any, which it has obtained during the Investigation Period.

         4.01 Development Approval.
              ---------------------

         If Buyer elects to proceed with this transaction pursuant to the terms of Paragraph 4.00 hereof, Buyer will promptly thereafter initiate the planning, design, approval and permitting process for the development of the Property and the construction of the Intended Improvements and will thereafter diligently and continuously pursue obtaining the Development Approvals in a time sequence deemed reasonable by Buyer in its discretion. Such approvals and permits are hereinafter collectively the "Development Approvals", and will include, but not be limited to:

         a. Site Plan Approval.

         b. Plat approval and recordation of any amendments necessary to permit the constructions and development of the Intended Improvements on the Property:

         c. All approvals relative to concurrency issues; and

         d. All building, engineering and utility permits required for the development and construction of the Intended Improvements; and

         e.  All  necessary   approvals   from  the   appropriate   governmental
authorities (including reasonable variances which Buyer deems necessary) in order to permit the commencement of development and construction of the Intended Improvements.

         Seller agrees to cooperate with Buyer in obtaining the Development Approvals, provided Seller shall not thereby be required to incur any costs. Seller's cooperation shall include, but not be limited to the execution of consents, applications, petitions and agreement as may be required by applicable governmental authorities or entities ("Development Applications") and attendance by Seller at meetings, proceedings or hearings (if required). If Seller fails or refuses to execute and deliver to Buyer any Development Applications within five
(5) business days of Buyer's delivery of same to Seller, the time periods for Buyer's performance hereunder and the closing date shall be extended for the number of days Buyer has been delayed in the approval and permitting process attributable to Seller's failure to deliver to Buyer the requested Development Applications, provided, however, if Seller fails or refuses to execute any Development Applications for a period in excess of ten (10) business days after delivery of same by Buyer to Seller, Buyer may elect (i) to extend the time for obtaining Development Approvals and the closing date for the number of days Buyer has been delayed in the approval and permitting process attributable to seller's failure to deliver to Buyer the requested Development Applications, or
(ii) Buyer may deem the Seller in default of this Agreement.

         5.00 Conditions Precedent to Buyer's Obligation to Close.
              ----------------------------------------------------

         The following are specific conditions which must be satisfied prior to, and must be true at closing BUT, THE FAILURE TO SATISFY ANY OF THESE CONDITIONS SHALL NOT EXTEND THE CLOSING AS DESCRIBED IN SECTION 6.00A. BELOW:

         a. The Property is zoned to permit the development of Buyers, Intended Improvements.

         b. The Buyer has obtained the Development Approvals.

         c. There are no governmental prohibitions (including zoning restrictions or conditions or water, sewer, building or other moratoria in effect) that prevent Buyer from proceeding to construct and occupy Buyer's Intended Improvements.

         d. There shall be direct, uninterrupted and continuous ingress and egress access for pedestrian and vehicular traffic from the Property to a public road or road right-of-way and all necessary curb cuts and street opening permits shall have been obtained or approved.

         e. An updated environmental audit of the Property (performed at Buyer's expense) shall indicated no adverse environmental conditions as of the closing.

         f. Title to the Property shall be good, marketable and insurable and subject only to the Permitted Exceptions.

         6.00 Closing.
              --------

         a. The purchase and sale contemplated by this Agreement shall be closed on the earlier of nine (9) months after the Effective Date or the date which is fifteen (15) days after Buyer obtains building permits for the Intended
Improvements. The closing will be held at the offices of Seller's attorney in Palm Beach County or at such other place as the parties may mutually agree upon.

         b. If Buyer has been diligently pursing the receipt of building permits from the Village of Royal Palm Beach but has not obtained them within nine (9) months from the Effective Date, then Buyer shall be entitled to three successive 30-day extensions of the Closing. In order to obtain each 30-day extension, the Buyer shall provide the Seller with five days' prior notice of its election to extend the Closing for 30 days. The written Notice shall be simultaneously accompanied with a $25,000 payment of an additional deposit to the Seller. During any of the 30-day extensions of the Closing, the Buyer will continue its diligent pursuit of building permits. If the Buyer fails to obtain building permits by the end of any of the extension periods, and if the Buyer elects not to close, then any of the $25,000 additional deposits made by the Buyer shall be retained by the Seller and the balance of the Deposit held by the Escrow Agent shall be returned to the Buyer. If the Buyer closes this transaction then all of the $25,000 additional deposits as well as the Deposit, shall be credited toward the payment of the Purchase Price.

         b. Notwithstanding anything contained herein to the contrary, at any time prior to the scheduled closing, the buyer in its sole discretion may elect to close this transaction. Buyer shall exercise this election by delivering to the Seller written notice of the Buyer's intention to close which notice shall set a closing date not less than ten (10) days nor more than forty-five (45) days from the date of the notice.

         6.01 Seller's Deliverance.
              ---------------------

         Seller shall deliver to the Buyer at the closing the following documents, dated as of the closing date, the delivery and accuracy of which shall be a condition to the Buyer's obligation to consummate the purchase and sale:

         a. Warranty Deed. A statutory warranty deed in recordable form, duly executed by the Seller, conveying to the Buyer good, marketable and insurable fee simple title to the Property subject only to those exceptions contained in the title commitment, with the legal description provided in the title commitment.

         b. Affidavit. A no-lien and exclusive possession affidavit of a form and content customarily used in Palm Beach County, Florida. The no-lien affidavit shall relate to any activity of the Seller at the Property within the period that a mechanic's lien can be filed based on such activity prior to the closing.

         c. FIRPTA Affidavit. In order to comply with the requirements of the Foreign Investment Real Property Tax Act of 1980 "(FIRPTA"), Seller will deliver to Buyer at closing Seller's affidavit under penalty of perjury stating the Seller is not a "foreign person," as defined in Section 1445 of the Internal
Revenue Code of 1986 and the U.S. Treasury Regulations thereunder., setting forth Seller's taxpayer identification number, and that Seller intends to file a United States income tax return with respect to the transfer. Seller represents and warrants to Buyer that it has not made nor does Seller have any knowledge of any transfer of the Property or any part thereof that is subject to any provisions of FIRPTA that has not been fully complied with by either transferror or transferee.

         As required by law, if Seller fails to comply with the requirement of this paragraph, Buyer shall withhold 10% of the Purchase Price in lieu of payment thereof to Seller and pay it over instead to the Internal Revenue Service in such form and manner as may be required by law.

         d. Seller's Certificate. A duly executed certification that every warranty of the Seller under this Agreement is true and correct as of the closing as if made by the Seller at such time.

         e. Evidence of Authority. Duly executed resolutions, authorizing the appropriate officers or partners of Seller to execute and deliver any of the above-listed documents on behalf of the Seller. Additionally, Seller shall deliver to the Buyer current certificates of good standing.

         f. Other Documents. Such other documents as may reasonable be required by the Buyer iln order to consumate the transaction contemplated by this Agreement. Seller shall also deliver to Buyer and Buyer's attorney copies of all of the foregoing documents at least five (5) days prior to closing for Buyer's review.

         6.02 Buyer's Deliveries.
              -------------------

         At the closing, and after the Seller has complied with all of the terms and conditions of this Agreement and simultaneously with Seller's delivery of the documents required in Paragraph 6.01, the Buyer shall:

         a. Purchase Price. Pay to the Seller by wire transfer of funds the Purchase Price, adjusted for the prorations and other payments for in this Agreement; and

         b. Corporate Resolution. Deliver to Seller a corporate resolution, duly executed, authorizing Buyer to close the subject transaction.

         c. Other Documents. Deliver such other documents as may reasonably be required by the Seller in order to consummate the transaction contemplated by this Agreement.

         6.03 Closing and Recording Costs.
         ---------------------------------

         The Seller shall pay the cost of documentary stamps to be affixed to the deed, surtax on the deed of conveyance, if any, one-half of the cost of the owner's title insurance policy premium, and all recording costs (except the cost of recording curative documents required pursuant to the terms of Paragraph 3.00 hereof, which costs shall be paid by the Seller). Buyer shall pay the cost of the boundary survey and one-half of the cost of the title insurance premium.

         7.00 Taxes and Prorations.
              ---------------------

         At the closing, the taxes on the Property shall be prorated between the parties on the basis of the taxes paid for the most recent year that has been assessed and billed. If the actual taxes for the year of closing are not determinable at the closing date, then the parties agree to re-prorate taxes promptly upon issuance of the tax bill for the year of closing. Special assessment liens certified as of closing shall be paid by the Seller. Pending liens shall be assumed by the Buyer.

         8.00 Possession.
              -----------

         The Buyer shall be granted full possession of the Property as of the closing.

         9.00 Survey.
              -------

         Buyer will obtain a current boundary survey of the Property dated subsequent to the Effective Date. The survey shall be certified to the Seller, the Buyer, the lending institution designated by Buyer, if any, the title agent and the title insurance company. The survey shall be prepared by a licensed Florida land surveyor in accordance with the minimum technical standards established by the Florida Board of Land Surveyors and shall be sufficient to cause the deletion from the title commitment matters which would be disclosed by an accurate survey. The survey shall contain a certification of the acreage contained within the Property, the average elevation of the Property and the FEMA flood zone designation, and shall disclose all instruments of record as designated in the Title Evidence. The survey shall show that there are no encroachments on the Property. Any encroachments shown shall be treated as a title defect in accordance with Paragraph 3.00. Buyer shall notify Seller of survey defects prior to the expiration of the title review period.

         10.00 Seller's Warranties.
               --------------------

         Seller hereby warrants to Buyer as follows:

         a. Seller owns the Property subject only to the title exceptions which are reflected in the title commitment described in section 3.00.

         b. There are no condemnation or eminent domain proceedings pending or to the best of Seller's knowledge contemplated against the Property or any part thereof, and the Seller has received no notice of the desire of any public authority to take or use the Property or any part thereof.

         c. There are no pending suits or proceedings against or affecting the Seller or any part of the Property which (i) do or could affect title to the Property or any part thereof; or (ii) do or could prohibit or make unlawful the consummation of the transaction contemplated by this Agreement, or render Seller unable to consummate the same.

         d. To the best of Seller's knowledge no toxic and/or hazardous wastes as defined by Federal or Florida law have been used or stored in, on, under or about the
Property.

         e. Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be delivered by it pursuant to this Agreement and to perform all obligations arising under this Agreement.

         f. This Agreement and Seller's Documents do not and will not contravene any provision of Seller's Agreement of Limited Partnership or any present judgment, order, decree, writ or injunction, or any provision of any currently applicable law or regulation.

         g. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

         h. The Property is or at the time of closing will be free and clear of all liens except for ad valorem taxes for the year 1998, not yet due and payable, and for all subsequent years;

         i. Seller has received no notice of and to its knowledge there is no violation of any law, regulation, ordinance, order or judgment affecting the Property.

         j. Seller has no knowledge of any unrecorded easements, restrictions or encumbrances affecting all or any part of the Property.

         k. Seller is not aware of any facts which prohibit it from closing this Agreement in accordance with the terms hereof.

         l. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the assessment of any type of tax or deficiency against Seller in respect of the Property, nor to the best of Seller's knowledge, are there any actions, suits, proceedings, investigations or claims for additional taxes and assessments asserted by any taxing authority.

         m. There are no mechanics' or materialmen's liens against the Property and if subsequent to closing hereunder, any mechanics' or other liens shall be filed against the Property or against Buyer or its assigns, based upon any act or omission occurring prior to closing on the Property, Seller shall take such action, within ten (10) days after the filing thereof, by bonding, deposit, payment or otherwise, as will remove, transfer or satisfy such lien of record against the Property, at Seller's sole cost and expense.

         n. There are no parties in possession of any portion of the Property, whether as lessees, tenants-at-sufferance, trespassers or otherwise.

         At the closing, the Seller shall, in writing, reaffirm to the Buyer the truth and correctness, as of the closing date, of each of the warranties and agrees to indemnify and hold the Buyer harmless from any loss or damage suffered by the Buyer on account of the untruth or incorrectness of any such warranties.

         11.00 Covenants of Seller.
               --------------------

         Seller hereby convenants with the Buyer as follows:

         a. Between the date of this Agreement and the closing, Seller will not, without the Buyer's prior written consent, create by its consent any encumbrances on the Property nor will Seller accept any additional advances under any existing mortgage on the Property. For purposes of this provision the term "encumbrances" shall mean any liens, claims, options, mortgages or other encumbrances, encroachments, rights-of-way, leases, easements, covenants, conditions or restrictions.

         b. Between the date of this Agreement and the date of closing, Seller will not file any application for any change of the present zoning classification of the Property unless such change is requested by the Buyer and is consistent with the Intended Improvements.

         12.00 Moratoria.
               ----------

         If, at the time of closing, there are sewer, water, building or other moratoria in effect which would interfere with the immediate construction and occupancy of the Intended Improvements, then Buyer, at its sole option, may: (i) close the transaction without regard to the moratoria; or (ii) extend the closing for up to ninety (90) days (without placing any additional deposits). If at the end of the 90-day period the moratorium has not been removed, Buyer may elect to terminate the Agreement and obtain a refund of the Deposit, whereupon the parties shall be relieved from all further liabilities and obligations hereunder. If the moratorium is lifted within the 90 day extension period, then the closing shall take place within 15 days after the date that the moratorium is lifted.

         13.00 Real Estate Commissions.
               ------------------------

         Seller hereby warrants to the Buyer that Seller has not engaged or dealt with any broker or agent other than RTL Realty, Inc. ("Seller's Broker"), with respect to the purchase and sale of the Property as contemplated by this Agreement. Seller shall indemnify and hold the Buyer harmless against any and all liability, cost, damage and expense (including, but not limited to, attorneys' fees and costs of litigation and appeals) Buyer shall ever suffer or incur because of any claim by any broker or agent, including Seller's Broker, claiming to have dealt with the Seller, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement. Seller's broker shall be paid at closing by Seller, a commission determined pursuant to a separate agreement.

         Buyer hereby warrants to the Seller that Buyer has not dealt with any broker or agent, other than Seller's Broker with respect to the purchase and sale of the Property as contemplated by this Agreement. Buyer shall indemnify and hold the Seller harmless against any and all liability, loss, cost, damage and expense (including, but not limited to, attorneys' fees and costs of litigation and appeal) Seller shall ever suffer or incur because of any claim by any broker or agent, other than Seller's Broker, claiming to have dealt with the Buyer, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.

         14.00 Condemnation.
               -------------

         In the event of the institution against the record owner of the Property of any proceedings, judicial, administrative or otherwise, relating to the taking, or to a proposed taking of any portion of the Property by eminent domain, condemnation or otherwise (which materially impairs the proposed development of the Intended Improvements on the Property) prior to closing, or in the event of the taking of any portion of the Property by eminent domain, condemnation or otherwise, prior to closing, then the Seller shall notify the Buyer promptly and the Buyer shall have the option, in its sole and absolute discretion of either (i) terminating this Agreement and obtaining a full refund of the Deposit (upon which the Buyer's Deposit shall be returned to Buyer); or
(ii) closing in accordance with the terms of this Agreement, but at such closing the Seller shall assign to the Buyer all of its right, title and interest in and to any net awards that have been or may be made with respect to such eminent domain proceeding or condemnation. Such election must be made by the Buyer within thirty (30) days of the notice furnished by Seller. If Buyer fails to make an election in writing, Buyer shall be deemed to have elected alternative
(i).

         15.00 Default.
               --------

         If this transaction does not close solely due to a refusal or default on the part of the Buyer (including, without limitations Buyer's failure to close when it is obligated to close pursuant to the terms hereof) then any deposit placed under this Agreement shall be delivered by the Escrow Agent (together with interest thereon) to the Seller as liquidated and agreed upon damages; and thereafter, the Buyer shall be relieved from all further obligations under this Agreement and the Seller shall have no further claim against the Buyer for specific performance or for damages by reason of the failure of the Buyer to close this transaction.

         If this transaction fails to close due to a default on the part of the Seller, then at the option of the Buyer any deposits placed under this Agreement (together with interest thereon) shall be returned by the Escrow Agent to the Buyer, together with all interest earned thereon, provided however, that such return shall not limit Buyer's right to maintain an action for specific performance or for actual out-of-pocket documented damages incurred by Buyer in connection with this Agreement and the rights and obligations of Buyer hereunder, which damages shall be limited to monies paid by Buyer or owed by Buyer to third parties (other than Buyer or its salaried employees in connection with this transaction.

         16. Escrow.
             -------

         Any Escrow Agent receiving funds is authorized and agrees by acceptance thereof to promptly deposit and to hold same in escrow and to disburse same subject to clearance thereof in accordance with terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by the Buyer. In the event of doubt as to its duties or liabilities under the provisions of this Agreement, the Escrow Agent may, in its sole discretion, continue to hold the monies which are the subject of this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of Palm Beach County, Florida, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit between Buyer and Seller wherein the Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover a reasonable attorney's fee and costs incurred, said fees and costs to be charged and assessed as court cost in favor of the prevailing party. All parties further agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Buyer or Seller of monies subject to this esrow unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent. Seller and Buyer agree that the status of Buyer's counsel as Escrow Agent under this Agreement does not disqualify such law firm from representing the Buyer in connection with this transaction and in any disputes that may arise between Seller and Buyer concerning this transaction, including any dispute or controversy with respect to the Deposit.

         17.00 Entire Agreement.
               -----------------

         This Agreement constitutes the entire agreement between the parties with respect to the transaction contemplated herein, and it supersedes all prior understandings or agreements between the parties.

         18.00 Binding Effect.
               ---------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives , successors and permitted assigns.

         19.00 Survival of Paragraphs.
               -----------------------

         Except for the warranties contained in the deed and other closing documents none of the terms, conditions and warranties contained herein shall survive the closing and delivery of the deed of conveyance contemplated by this Agreement for a period of six (6) months.

         20.00 Waiver; Modification.
               ---------------------

         The failure by the Buyer or Seller to insist upon or enforce any of their rights shall not constitute a waiver thereof, and nothing shall constitute a waiver of the Buyer's or Seller's right to insist upon strict compliance with the terms of this Agreement. Either party may waive the benefit of any provision or condition for its benefit which is contained in this Agreement. No oral modification of this Agreement shall be binding upon the parties and any modification must be in writing and signed by the parties.

         21.00 Governing Law; Venue.
               ---------------------

         This Agreement shall be governed by and construed under the laws of the State of Florida. The venue of any litigation arising out of this Agreement shall be Palm Beach County, Florida.

         22.00 Headings.
               ---------

         The paragraph headings as set forth in this Agreement are for convenience or reference only and shall not be deemed to vary the content of this Agreement or limit the provisions or scope of any paragraph herein.

         23.00 Notices.
               --------

         Any notice, request, demand, instruction or other communication to be given to either party, except where required by the terms of this Agreement to be delivered at the closing, shall be in writing and shall be sent via telecopy, or by registered or certified mail, return receipt requested, or by express overnight courier, as follows:

If to Buyer:              TCR SFA Apartments, Inc.
                          6400 Congress Avenue, Suite 1000
                          Boca Raton, Florida 33487
                          Attn:  Mr. Greg Iglehart

with copy to:             Broad and Cassel
                          7777 Glades Road, Suite 300
                          Boca Raton, Florida 33434
                          Attn: Jeffrey A. Deutch, Esquire

If to Seller:             Royal Palm Beach Colony LP
                          2501 S. Ocean Drive
                          Hollywood, FL 33019

with copy to:             Martin Shapiro, Esquire
                          767  Arthur Godfrey Road
                          Miami Beach, FL  33140

                                     and

                          Mr. Randy  Rieger
                          3225 Aviation Ave.
                          Coconut Grove, FL 33133

         Notice shall be deemed given if forwarded by telecopy on the date sent provided the sender has received a confirmation of such transmittal and receipt. If forwarded by certified mail through the facilities of the United States Postal Office, notice shall be deemed given on the third day following the date that the notice in question is deposited in the facilities of the U.S. Postal Service. If notice is forwarded by express overnight courier, it shall be deemed given on the day following the date that the notice in question is deposited in the facilities of an express overnight courier.

         24.00 Assignment; Gables Residential Trust or one of its affiliates
               -----------

         This Agreement may not be assigned by the Buyer except to an entity controlled by or under common control with the Buyer, or in the event of an assignment, the Buyer shall be released from any and all of its obligations hereunder, provided that the assignee of such rights agrees to be fully bound by the terms and conditions of this Agreement as if such assignee were the original party hereto.

         25.00 Attorneys' Fees.
               ----------------

         In the event that it becomes necessary for either party to bring suit to enforce the terms of this Agreement, then the prevailing party shall be entitled to recover all costs, including attorneys' fees, incurred in connection with such litigation (including appellate proceedings) against the nonprevailing party.

         26.00 Time of the Essence.
               --------------------

         Time is of the essence with respect to each provision of this Agreement which requires that action be taken by either party within a stated time period, or upon a specified date. Provided however, if the date for performance is on a Saturday, Sunday or federal holiday, the date for performance shall be extended to the next business day.

         27.00 Construction.
               -------------
         Each party hereto acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

         28.00 Counterparts.
               -------------

         To facilitate execution, this Agreement may be executed in an many counterparts as may be required; and it shall not be necessary that the signature of , or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signature of the persons required to bind the party appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

         29.00 Signage.
               --------

         Commencing upon the Effective Date and ending upon the termination of this Agreement, Seller grants to Buyer the right to erect a sign, reasonably acceptable to Seller, upon the Property advertising the proposed development by Buyer and directing inquiries regarding the proposed development to Buyer. If this Agreement is terminated for any reason, Buyer shall promptly remove any sign erected by Buyer.

         30.00 Radon Gas.
               ----------

         The following disclosure is required to be furnished to Buyer under Florida law:

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health center.

         31.00 Commercial Outparcel.
               ---------------------

         Simultaneously with its execution of this Agreement, the Seller will provide the Buyer with a legal description of approximately 1.6 acres more or less which shall be part of Parcel C of the Property and which will be adjacent to the existing adjacent shopping center property. The 1.6 acre parcel shall be excluded from the Property and shall be retained by the Seller, to be included as part of the adjoining shopping center.

         IN WITNESS WHEREORF, the parties have executed this Agreement as of the day and year last below written.


                                                 BUYER:

                                                 TCR SFA APRATMENTS, INC., a
                                                 Texas corporation

                                                 By:
                                                 Name:
                                                 Title:

                                                 Date:

                                                 SELLER:

                                                 ROYAL PALM BEACH COLONY LIMITED
                                                 PARTNERSHIP, a Delaware limited
                                                 partnership

                                                 By: Stein Management Company
                                                     Inc., as Managing General
                                                     Partner

                                                 By:
                                                 Name:
                                                 Title:

                                                 Date:

         The undersigned agrees to act as Escrow Agent in accordance with the terms of this Agreement.

                                                 BROAD AND CASSEL

                                                 Jeffrey  A. Deutch, P.A.
                                                 Partner

                                                 By: /s/Jeffrey A. Deutch
                                                     --------------------
                                                     Jeffery A. Deutch

               FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
               --------------------------------------------------

         THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE is entered into by ROYAL PALM BEACH COLONY LIMITED PARTNERSHIP, a Delaware limited
partnership   ("Seller"),   and  GABLES  EAST  CONSTRUCTION,   INC.,  a  Georgia
corporation ("Buyer").

                                   BACKGROUND:
                                   -----------

         Seller executed an Agreement for Purchase and Sale (the "Agreement") with an Effective Date of March 19, 1998 in which TCR SFA Apartments, Inc., a Texas corporation was the buyer. Pursuant to an Assignment dated April 1, 1998. TCR SFA Apartments, Inc. assigned all of its right, title and interest as buyer to the Buyer. Seller and Buyer have agreed to amend the Agreement in accordance with the terms of this First Amendment.

                                   AGREEMENT:
                                   ----------

         1.00 Purchase Price.
              ---------------

         The parties agree that the text of paragraph 2.00 of the Agreement is amended to read as follows:

         The purchase price to be paid by the Buyer to the Seller for the Property is $2,250,000 ("Purchase Price"). The Purchase Price shall be payable as hereinafter described.

         If, in connection with the site plan submission and approval process described in Paragraph 4.01 hereof, the Buyer is unable to obtain an approved site plan for at least 300 rental apartment units, then the Purchase Price shall be reduced by the sum of $7,500 for each unit under 300 units which is not on the approved site plan. However, if the number of the approved units is less than 290 units then the Buyer shall, in its sole discretion either acquire the Property for a Purchase Price based upon 290 units (i.e. $2,175,000) or terminate this Agreement, whereupon the Escrow Agent shall refund any deposits placed hereunder to the Buyer and the parties shall be relieved of all further obligations and liabilities hereunder.

         2.00 Mitigation Costs.
              -----------------

         a. During the Investigation Period the Buyer has learned that the Property includes wetlands which cannot be developed without the approval of South Florida Water Management District ("SFWMD"); the Village of Royal Palm Beach ("Village"); and/or the Army Corps of Engineers ("ACOE"). In order to obtain such approvals, the Buyer anticipates the imposition of mitigation requirements by SFWMD, Village and ACOE that will result in a substantial financial obligation upon the Buyer. For purposes of this paragraph, the payments required by SFWMD, Village and/or ACOE, together with professional fees incurred by Buyer in pursuing development permits for the wetlands, will be referred to as "Mitigation Cost". The Seller agrees that it will pay the first $270,000 of the Mitigation Cost.

         b. Promptly following the execution of this First Amendment, the Buyer will retain an engineering firm reasonably acceptable to the Seller for the purpose of: (i) ascertaining the exact area of the jurisdictional wetlands; and
(ii) assisting the Buyer in its submissions to governmental agencies for the necessary permits to develop the wetlands. Once the Buyer has ascertained the exact area of jurisdictional wetlands and has applied for development permits, it will afford the Seller an opportunity to negotiate with SFWMD, the Village, and/or ACOE to obtain permission to contribute land which is owned by the Seller in an effort to reduce the Mitigation Cost.

         c. Seller agrees that within a reasonable time after the Buyer has applied for its permits to develop the wetlands, it will make a final decision whether or not it will contribute land in an effort to reduce the Mitigation Cost. Seller acknowledges that it must make its decision promptly in order to avoid any delay in the issuance to Buyer of permits for the wetlands development. The Seller acknowledges that any delay on its part in making its decision whether or not to contribute land may delay the Buyer's efforts in securing its Development Approvals. Accordingly, any such delay on the part of the Seller shall serve to extend the closing date by the same amount of time as the delay.

         d. By way of an example, assume that the Mitigation Cost is determined to be $350,000. Assume also that by contributing land the Seller can reduce the Mitigation Cost by $150,000. By doing so, the Seller will be responsible for the payment of $120,000 of Mitigation Cost and the Buyer will be responsible for the balance. If the contribution of land by the Seller results in a reduction of the Mitigation Cost from $350,000 to $300,000, then the Seller will be responsible for $220,000 of Mitigation cost and the Buyer will be responsible for the balance. Upon closing, the Buyer shall be entitled to a credit against the
Purchase   Price  for  the  amount  of  the   Mitigation  Cost  which  is  the
responsibility of the Seller.

         3.00 Status of Agreement.
              --------------------

         The Investigation Period has terminated. The Buyer has reviewed and approved a title insurance commitment subject, however, to the certain matters which have been raised as title objections in a letter dated May 8, 1998 from Jeffrey A. Deutch, Esquire, to Martin Shapiro, Esquire.

         4.00 No Further Modification.
              ------------------------

         Except as modified in this First Amendment, the Agreement remains unchanged and continues in full force and effect.


                                   SELLER:

                                   ROYAL PALM BEACH COLONY LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership

                                   By: Stein Management Company, Inc.
                                       as Managing General Partner

                                   By:    /s/Randy Rieger
                                          ---------------
                                   Name:  Randy Rieger
                                   Title: Authorized Agent

                                   Date: June  , 1998

                                   BUYER:

                                   GABLES EAST CONSTRUCTION, INC., a
                                   Georgia corporation

                                   By:    /s/Greg Iglehart
                                          ----------------
                                   Name:  Greg Iglehart
                                   Title: Vice President

                                   Date: June 30,  1998

                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
                -----------------------------------------------

         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") is executed as of the date set forth below by and between ROYAL PALM BEACH COLONY LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller") and GABLES EAST CONSTRUCTION, INC. a Georgia corporation ("Buyer").

                                  WITNESSETH:
                                  -----------

         WHEREAS, Seller and TCR SFA Apartments, Inc. entered into that certain Agreement for Purchase and Sale with an Effective Date of March 19, 1998 which was amended by the terms of a First Amendment dated June 30, 1998 ("Agreement"); and

         WHEREAS, the Agreement was assigned to Buyer by that certain Assignment dated April 1, 1998; and

         WHEREAS, Seller and Buyer desire to amend the Agreement as more particularly set forth herein.

         NOW THEREFORE, in consideration of the premises, the undertakings and agreements of Seller and Buyer herein contained, and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid and/or given by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, do hereby agree as follows:

         1. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms which are not defined in this First Amendment shall have the same meaning as set forth in the Agreement.

         2. No later than December 19, 1998, the Buyer shall deliver Seventy Five Thousand Dollars ($75,000) to the Seller which sum shall be held by the Seller and treated as an addition to the Deposit, the disposition of which shall be governed by the Agreement. Such additional deposit is refundable to the Buyer only if the Seller defaults under the Agreement. Otherwise, it shall be retained by the Seller and credited against the Purchase Price.

         3. Paragraph 6.00 of the Agreement is deleted and replaced with the following:

         a. The Closing shall be held on March 19, 1998 at the offices of Seller's counsel in Palm Beach County or at such other place as the parties may agree upon.

         b. If the Buyer has been diligently pursuing the receipt of building permits from the Village of Royal Palm Beach but has not obtained them by the date of Closing, then the Buyer shall be entitled to two (2) successive thirty
(30) day extensions of the Closing. In order to obtain each thirty (30) day extension, the Buyer shall provide the Seller with five (5) days's prior written notice of its election to extend the Closing for thirty (30) days, which notice shall be accompanied by the payment to Seller of the sum of Twenty Five Thousand Dollars ($25,000) (for each extension). Upon the Closing, one-half (1/2) of the amounts paid to extend the Closing shall be credited against the Purchase Price. The remaining one-half (1/2) shall not be credited against the Purchase Price. The $25,000 payment(s) described herein are refundable to the Buyer only if the Seller defaults under the Agreement. Otherwise, they shall be retained by the Seller and one-half (1/2) of each such payment shall be credited against the Purchase Price. During any of the 30-day extensions of the Closing, the Buyer will continue its diligent pursuit of building permits.

         4. Except as modified herein, the Agreement shall remain unchanged and shall continue in full force and effect. In the event of any conflict between the terms of the Agreement and this Addendum, the terms of this Addendum shall control.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day upon which the last party executes this Amendment.

Witnesses                            SELLER:

                                     ROYAL PALM BEACH COLONY LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

/s/Rebecca Santamaria                By: Stein Management Company, Inc., as
---------------------                    Managing General Partner
Print Name: Rebecca Santamaria

                                     By: /s/Randy Rieger
                                         ---------------
                                         Name: Randy Rieger
                                         Title: Authorized Agent

                                         Date:_______________

                                     BUYER:

                                     GABLES EAST CONSTRUCTION, INC.,
/s/Barbara Britton                   a Georgia corporation
------------------
Barbara Britton

                                     By: /s/Greg Iglehart
/s/Virginia M. Barr                      ----------------
Print Name: Virginia M. Barr             Name:  Greg Iglehart
                                         Title: Vice President

                                         Date: December 15, 1998